UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 APRIL 11, 2000


                          GOLFGEAR INTERNATIONAL, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          NEVADA                         000-28007              43-1627555
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
       INCORPORATION)                                     IDENTIFICATION NUMBER)



                                12771 PALA DRIVE
                       GARDEN GROVE, CALIFORNIA 92841-3923
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  (714)899-4274
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On April 11, 2000, the Company completed the acquisition of certain assets of Bel Air Golf Companies, which included the "Bel Air Golf" and "Players Golf" trade names. The acquisition consisted primarily of inventory, trade names, trademarks, and other intangible assets. A copy of the Amended and Restated Agreement for the Sale and Purchase of Assets between the Company and Bel Air Golf Company dated April 11, 2000, is attached hereto as Exhibit "10.1"and incorporated herein by reference.

     The Bel Air Companies offer a full line of junior golf clubs under the Players Golf brand and Bel Air Golf is known primarily for golf club products and accessories that offer both value and quality. The Company, through its wholly owned subsidiary, Bel Air - Players Group, Inc., a California corporation, will continue to market the line of junior golf clubs under the name Players Golf and will continue to develop and market other products under the Players Golf line, the Bel Air Golf line and other trade names acquired.

     In consideration for these assets, the Company assumed a liability of $50,000 and issued 400,000 shares of its restricted common stock. The Company agreed to issue 255,000 warrants exercisable at $1.00 per share for a period of six months from closing, 100,000 warrants exercisable at $1.00 per share for a period of one year from closing, and 100,000 warrants exercisable at $1.00 per share, 100,000 warrants exercisable at $2.00 per share and 100,000 warrants exercisable at $3.00 per share, vesting and exercisable only if net revenues from Bel Air Golf and Players Golf reach $1,500,000, $2,000,000 and $2,500,000 in 2000, 2001 and 2002, respectively. The Company issued 250,000 of the 400,000 shares on November 29, 1999 as an advance, in order to be able to operate the Bel Air Golf Companies on an interim basis. The Company also issued 10% of the securities described above as a finder's fee with respect to this transaction. Payment of consideration hereunder was determined by arms length negotiation between the parties. Further, there are no material relationships between the Company or any of its affiliates and Bel Air Golf Company or its officers, directors or shareholders.

     In connection with the agreement to assume liabilities of up to $50,000, the Company executed an agreement entitled Assumption Agreement and Mutual Release dated April 24, 2000, which includes a promissory note in favor of U.S. Precision, Inc. and the Estate of Kunihiko Maemoto, previous creditors of the Bel Air Golf Companies, and agreed to issue warrants to purchase common stock of the Company, exercisable at $1.50 per share, which expire March 31, 2003. The promissory note bears interest at the rate of eight percent (8%) per annum commencing January 1, 2000, with quarterly interest payments of $1,000, through March 31, 2003, at which time all principal and unpaid accrued is due and payable.

     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Agreement for the Sale and Purchase of Assets and the Assumption Agreement and Mutual Release, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

ITEM  7.     FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             (a)     Financial  Statements  of  Business  Acquired

                     The Company expects that the historical financial statements of Bel air Golf Company acquired will be filed by amendment as soon as practicable, but not later than 60 days after this report is required to be filed.


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             (b)     Pro  Forma  Financial  Information.

                     The Company expects that the pro forma financial information for the Bel Air Golf Company acquired will be filed by amendment as soon as practicable, but not later than 60 days after this report is required to be filed.

             (c)     Exhibits

             10.1 Amended and Restated Agreement for Sale and Purchase of Assets between Bel Air Golf Company and GolfGear International, Inc. dated April 11, 2000.

             10.2 Assumption Agreement and Mutual Release dated April 24, 2000, by and between GolfGear International, Inc., U. S. Precision, Inc. and the Estate of Kunihiko Maemoto.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                GOLFGEAR  INTERNATIONAL,  INC.



DATE: APRIL 25, 2000                            BY:
                                                   -----------------------------
                                                   DONALD A. ANDERSON, PRESIDENT


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